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                                                                     EXHIBIT 3.6

                              State of Delaware                           PAGE 1

                       OFFICE OF THE SECRETARY OF STATE

                         -----------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HERE BY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED

CERTIFICATE OF "AMERITRADE HOLDING CORPORATION", FILED IN THIS OFFICE ON THE

FIRST DAY OF JULY, A.D. 1999, AT 3:30 O'CLOCK P.M.


         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS.





                                     /s/ EDWARD J. FREEL
                       [SEAL]        -------------------------------------
      2658986  8100                  Edward J. Freel, Secretary of State

                                     AUTHENTICATION:            9844495
      991271059
                                               DATE:            07-02-99
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                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         AMERITRADE HOLDING CORPORATION

         It is hereby certified that:

         1. The present name of the corporation (hereinafter called the "Corporation") is Ameritrade Holding Corporation. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware is September 25, 1996.

         2. This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation by amending said Certificate of Incorporation of the Corporation in its entirety as set forth in Exhibit A attached hereto and made a part hereof.

         3. The Restated Certificate of Incorporation herein certified was duly adopted by a majority vote of the holders of the Class A common Stock of the Corporation and by the written consent of the holders of the Class B Common Stock of the Corporation in accordance with the applicable provisions of Sections 212, 228, 242 and 245 of the General Corporation Law of Delaware, as amended.

         IN WITNESS WHEREOF, said Ameritrade Holding Corporation has caused this certificate to be signed by J. Peter Ricketts, its Secretary, this 1st day of July, 1999.

                                        AMERITRADE HOLDING CORPORATION

                                        By:   /s/ J. PETER RICKETTS
                                        Name: J. Peter Ricketts
                                        Its:  Secretary
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                                   EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         AMERITRADE HOLDING CORPORATION

         FIRST: The name of the corporation is Ameritrade Holding Corporation (the "Corporation").

         SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Act").

         FOURTH: The total number of shares of capital stock which the Corporation has authority to issue is 291,000,000 shares, consisting of:

               (l) 3,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock");

               (2) 270,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Stock"); and

               (3) 18,000,000 shares of Class B Common Stork, par value $.01 per share (the "Class B Stock").

         The Class A Stock and the Class B Stock are hereafter collectively referred to as the "Common Stock."

                                A. PREFERRED STOCK

         Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof.

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                                 B. COMMON STOCK

         Except as otherwise provided in this Section B or as otherwise required by applicable law, all shares of Class A Stock and Class B Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

         1.    Voting Rights.

         (a) General. Except as otherwise provided in this Section B or as otherwise required by applicable law, the holders of Class A Stock and the holders of Class B Stock shall vote as a single class and shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

         (b) Election of Directors. The number of directors shall be determined in the manner provided in the Bylaws of the Corporation. The Class B Stock shall be entitled to elect a majority of the directors and the Class A Stock shall be entitled to elect the remaining directors.

         (c) Removal. Only the holders of Class A Stock shall be entitled to vote on the removal, with or without cause, of any director elected by the holders of Class A Stock. Only the holders of Class B Stock shall be entitled to vote on the removal, with or without cause, of any director elected by the holders of Class B Stock.

         (d) Vacancies. Any vacancy in the office of a director created by the death, resignation or removal of a director elected by the holders of Class A Stock shall be filled only by a vote of the holders of Class A Stock. Any vacancy in the office of a director created by the death, resignation or removal of a director elected by the holders of Class B Stock shall be filled only by a vote of the holders of Class B Stock. Notwithstanding anything in this Section
(d) to the contrary, any vacancy in the office of a director may be filled by the vote of the majority of the directors (or director) elected by the same class of stock that elected the director whose death, resignation or removal created the vacancy, or in the event that there are no such directors, by the vote of the majority of the other directors or by the sole remaining director, regardless, in each instance, of any quorum requirements set forth in the Bylaws of the Corporation. Any director elected by the stockholders or by some or all of the directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor has been elected and has qualified. Any vacancy in the office of a director created by the increase in the number of directors may be filled by election at the next annual or special meeting of stockholders in accordance with Section 1 (b) or by the vote of all the directors prior to such annual or special meeting of stockholders, in which case the directors shall designate which class of stock shall be deemed to have elected the director filling such vacancy.

         (e) One Class Outstanding. Notwithstanding anything in this Section 1 to the contrary, the holders of Class A Stock shall be entitled to elect all of the directors and shall have exclusive


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voting power on all matters at any time when no Class B Stock is issued and outstanding, and the holders of Class B Stock shall be entitled to elect all of the directors and shall have exclusive voting power on all matters at any time when no Class A Stock is issued and outstanding, subject in each case to the provisions of any Preferred Stock.

         2. Dividends. As and when dividends are declared or paid on the Common Stock, whether in cash, property or securities of the Corporation, the holders of Class A Stock and the holders of Class B Stock shall be entitled to participate in such dividends ratably on a per share basis; provided that if dividends are declared that are payable in shares of Class A Stock or Class B Stock, dividends shall be declared that are payable at the same rate on both classes of stock and any dividends payable in shares of Class A Stock shall be payable to holders of that class of stock and any dividends payable in shares of Class B Stock shall be payable to holders of that class of stock.

         3.    Conversion.

         (a) Conversion of Class A Stock. The Class A Stock is not convertible.

         (b)   Conversion of Class B Stock.

               (i) Each share of Class B Stock may be converted into one share of Class A Stock at any time at the option of and without cost to the holder thereof. Any such conversion may be effected by any holder of Class B Stock surrendering such holder's certificate or certificates representing the Class B Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Class B Stock during normal business hours, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Stock and stating the name or names in which such holder desires the certificate or certificates representing such Class A Stock to be issued. Promptly thereafter, the Corporation shall issue and deliver to such holder, or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Class A Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender and receipt of such notice and the person or persons entitled to receive the Class A Stock issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Class A Stock as of the close of business on that date.

               (ii) Each share of Class B Stock shall automatically convert into one share of Class A Stock if the number of issued and outstanding shares of Common Stock held by the Control Group is less than twenty percent (20%) of the aggregate number of issued and outstanding shares of Common Stock.

               (iii) Each share of Class B Stock shall automatically convert into one share of Class A Stock in the event such share is sold or transferred to any person other than to a member of the Control Group. If any share of Class B Stock is sold or transferred to a


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member of the Control Group who subsequently ceases to be a member of the
Control Group, each such share shall automatically convert into one share of Class A Stock.

               (iv)  For purposes of this Section 3, "Control Group" shall mean
        J. Joe Ricketts, Marlene M. Ricketts, the lineal descendants of J. Joe Ricketts and Marlene M. Ricketts and their spouses, and any trust or other person or entity that holds Common Stock for the benefit for any of the foregoing.

         4. Liquidation. Subject to the provisions of any Preferred Stock, the holders of Class A Stock and the holders of Class B Stock shall be entitled to participate ratably on a per share basis in all distriubtions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

         5. Subdivision. Reclassification and Combination. The Corporation shall not subdivide, reclassify or combine any class of Common Stock without at the same time making a proportionate, subdivision, reclassification or combination of each other class of Common Stock.

         FIFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Act, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         SIXTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Act for payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.


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         EIGHTH: The Corporation reserves the right to amend, alter, change, add to or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights herein conferred are granted subject to this reservation.


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